 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 17, 2007

INCENTRA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	7371	86-0793960
(State or Other Jurisdiction of Incorporation	(Primary Standard Industrial Classification Code Number)	(I.R.S.Employer Identification No.)

1140 PEARL STREET
BOULDER, COLORADO 80302
(303) 440-7930
(Address of Principal Executive Offices)

(303) 440-7930
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Incentra Solutions, Inc. filed a Current Report on Form 8-K, dated August 17, 2007, as filed on August 23, 2007 announcing that it had completed its acquisition of Helio Solutions, Inc., a California corporation, ("Helio") on August 17, 2007. The purpose of this amendment is to file various financial statements relating to the business of the acquired company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Paragraphs (a) and (b) of Item 9, "Financial Statements and Exhibits" are hereby amended to include the following:

(a) Financial Statements of Business Acquired (Helio Solutions, Inc.):

(b) Pro Forma Condensed Consolidated Financial Information (Unaudited):

Headnote to Pro Forma Financial Information	F-16

Pro Forma Balance Sheet as of June 30, 2007	F-17

Pro Forma Statement of Operations for the year ended December 31, 2006	F-18

Pro Forma Statement of Operations for the six months ended June 30, 2007	F-19

Notes to Pro Forma Condensed Financial Information	F-20

(c)  Exhibits. The exhibits required by this item are listed on the Exhibit Index hereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Incentra Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Helio Solutions, Inc. and subsidiary (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Helio Solutions, Inc. and subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the consolidated financial statements, on August 17, 2007, the Company was acquired by an unrelated entity.

As discussed in Note 9 to the consolidated financial statements, the Company restated its consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the two-year period ended December 31, 2006, to reflect the correction of certain errors in previously issued financial statements.

/s/ GHP Horwath, P.C.

Denver, Colorado
November 8, 2007

Helio Solutions, Inc. and Subsidiary
Consolidated Balance Sheets
(As Restated, Note 9)

	December 31,
	2006	2005
ASSETS

Current Assets
Cash and cash equivalents	$1,056,485	$1,995,396
Accounts receivable, net of allowance for doubtful accounts of $144,131 (2006) and $110,562 (2005) (including related parties of $273,142 (2006) and 0 (2005)) (Note 6)	14,350,991	14,650,024
Inventory	818,974	874,105
Prepaid expenses and other current assets	1,709,304	2,514,702

Total current assets	17,935,754	20,034,227

Property and Equipment, net (Note 2)	2,979,688	3,109,413

Other Assets

Cash surrender value of life insurance contracts	709,954	573,112
Deposits and other	92,540	93,699

Total other assets	802,494	666,811

	$21,717,936	$23,810,451

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable (including related parties of $1,431,000 (2006) and $139,768 (2005)) (Note 6)	$14,175,741	$14,036,752
Accrued expenses (Note 3)	1,793,369	2,688,697
Current portion of notes payable and other obligations (Note 4)	67,407	306,636
Deferred revenue and other	141,990	638,486
Deferred income taxes (Note 5)	238,187	533,610

Total current liabilities	16,416,694	18,204,181

Long-term Liabilities
Deferred income taxes (Note 5)	110,000	119,000
Deposits		27,846
Notes payable and other obligations, less current portion (Note 4)	2,146,502	2,163,823

Total long-term liabilities	2,256,502	2,310,669

Total liabilities	18,673,196	20,514,850

Commitments and contingencies (Notes 3, 4 and 7)

Non-Controlling Interest (Note 1)	676,630	564,253

Shareholders' Equity:
Common stock, $0.15 par value; 8,000,000 shares authorized; 3,860,020 shares issued and outstanding at December 31, 2006 and 2005	568,628	568,628
Retained earnings	1,799,482	2,162,720

Total shareholders' equity	2,368,110	2,731,348

	$21,717,936	$23,810,451

See notes to consolidated financial statements.

Helio Solutions, Inc. and Subsidiary
Consolidated Statements of Operations
(As Restated, Note 9)

	Years Ended December 31,
	2006	2005

Revenue	$87,293,579	$100,283,398
Cost of revenue	72,948,966	83,013,713

Gross margin	14,344,613	17,269,685

Expenses:
Selling, general and administrative	14,348,293	14,863,097
Depreciation and amortization	176,880	182,261
	14,525,173	15,045,358

(Loss) income from operations	(180,560)	2,224,327

Other income (expense):
Interest expense, net	(134,787)	(117,477)
Loss on disposal of equipment	(8,450)	(102,227)
Other income	72,704	27,665
Total other expense	(70,533)	(192,039)

(Loss) income before non-controlling interest and income taxes	(251,093)	2,032,288

Non-controlling interest (Note 1)	309,175	344,575

(Loss) income before income taxes	(560,268)	1,687,713

Income tax (benefit) expense (Note 5)	(197,030)	757,192

Net (loss) income	$(363,238)	$930,521

See notes to consolidated financial statements.

Helio Solutions, Inc. and Subsidiary
Consolidated Statements of Changes in Shareholders' Equity
Years Ended December 31, 2006 and 2005

	Common Stock
	Shares	Amount	Retained earnings	Total

Balance, December 31, 2004, as previously stated	3,860,020	$568,628	$597,193	$1,165,821
Restatement for the correction of errors (Note 9)			656,237	656,237

Balance, December 31, 2004, as restated	3,860,020	568,628	1,253,430	1,822,058
Dividends declared			(21,231)	(21,231)
Net income			930,521	930,521

Balance, December 31, 2005, as restated	3,860,020	568,628	2,162,720	2,731,348
Net loss			(363,238)	(363,238)

Balance, December 31, 2006, as restated	3,860,020	$568,628	$1,799,482	$2,368,110

See notes to consolidated financial statements.

Helio Solutions, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(As Restated, Note 9)

	Years Ended December 31,
	2006	2005

Cash Flows from operating activities
Net (loss) income	$(363,238)	$930,521
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Bad debt expense	142,554	41,966
Depreciation and amortization	176,880	182,261
Change in non-controlling interest	112,377	236,419
Loss on disposal of equipment	8,450	102,227
Deferred income taxes	(304,423)	232,619
Changes in operating assets and liabilities
Accounts receivable	156,479	2,373,959
Inventory	55,131	179,127
Prepaid expenses and other	756,294	(1,588,323)
Accounts payable	138,989	(2,250,349)
Accrued expenses	(895,329)	264,371
Deferred revenue and other	(503,111)	617,256
Net cash (used in) provided by operating activities	(518,947)	1,322,054

Cash flows from investing activities
Capital expenditures	(5,342)	(171,185)
Proceeds from sale of equipment		41,361
Deposits		51,664
Increase in cash surrender value of life insurance contracts	(136,842)	(196,672)
Net cash used in investing activities	(142,184)	(274,832)

Cash flows from financing activities
Payments on notes payable and other obligations	(256,549)	(260,540)
Dividends paid	(21,231)
Net cash used in financing activities	(277,780)	(260,540)

(Decrease) increase in cash and cash equivalents	(938,911)	786,682

Cash and cash equivalents at beginning of year	1,995,396	1,208,714
Cash and cash equivalents at end of year	$1,056,485	$1,995,396

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$145,098	$129,601
Income taxes	$417,156	$1,010,000

Non-cash investing and financing activities:
Dividend declared and recorded as a liability		$21,231
Vehicle acquired under lease obligation	$50,087

See notes to consolidated financial statements.

Helio Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2006 and 2005

Note 1. Business and Summary of Significant Accounting Policies

Company: Helio Solutions, Inc. (Helio) was incorporated on April 19, 2001 in the state of California. Helio is a San Jose, California based reseller of computer hardware, software and services. Helio also has a sales office in Scottsdale, Arizona. In August 2007, all of Helio’s outstanding stock was acquired by a publicly-traded company (Note 8).

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Principles of Consolidation: The consolidated financial statements of Helio include the accounts of 3000 Lakeside LLC (“Lakeside”), a variable interest entity formed in 2004, for which Helio is the primary beneficiary. These consolidated entities are collectively referred to as the “Company”. All intercompany balances and transactions have been eliminated in consolidation.

The Company consolidates Lakeside in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) (“FIN 46R”), Consolidation of Variable Interest Entities (“VIEs”), which addresses consolidation by a business enterprise of VIEs that either: (1) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) will hold a significant variable interest in, or have significant involvement with, an existing VIE.

Lakeside owns land and a building which it leases to Helio for approximately $22,600 per month under an 11-year lease agreement expiring in 2017 (Note 2). The land and building are collateralized by mortgage notes which have been guaranteed by Helio (Note 4). All intercompany rental income and expense is eliminated upon consolidation.

Reflected in the December 31, 2006 and 2005, consolidated balance sheets are Lakeside assets of approximately $2.8 million, which primarily represent land and building. Lakeside liabilities consist of mortgage notes on that property which total approximately $2.1 million and $2.2 million at December 31, 2006 and 2005, respectively. Non-controlling interest as of and for the periods ended December 31, 2006 and 2005, represents other investors’ 100% claim to Lakeside’s net assets and net income.

Cash and cash equivalents: For purposes of the balance sheets and the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Inventory: Inventory is stated at the lower of cost or market basis, by the first-in, first-out method. Obsolete inventory is either written off or reduced to estimated net realizable values.

Impairment of long-lived assets: Management reviews the carrying value of property and equipment and other long-lived assets to determine whether there are any indications of impairment. Impairment of long-lived assets is assessed by a comparison of the carrying amount of an asset to expected future cash flows to be generated by the asset. If the assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Management has determined that no impairment of long-lived assets exists at December 31, 2006 and 2005.

Property and equipment: Property and equipment is recorded at cost. Costs of maintenance and repairs which do not improve or extend the lives of respective assets are expensed currently. Depreciation for financial reporting purposes is computed on the straight-line method over the estimated useful lives of the assets which range from 3 to 7 years.

Concentration of credit risk: The Company performs continuing credit evaluations of its customers and historically the Company has not experienced significant losses related to receivables from individual customers in any particular geographic area or industry. At December 31, 2006 and 2005, three customers accounted for approximately 42% and 48%, respectively, of accounts receivable. Each accounted for 10% or more of total accounts receivable. The inability to collect amounts due from any of these customers could have an adverse effect on the Company’s operations.

For the year ended December 31, 2006, three customers accounted for 50% of revenue, and each accounted for more than 10% of revenue. For the year ended December 31, 2005, two customers accounted for 34% of revenue and each accounted for more than 10% of revenue. The loss of any one or a group of these customers could have a material adverse effect on the Company’s statement of financial position, results of operations or cash flows.

The Company primarily sells products acquired from one distributor. Purchases from this distributor were in excess of 90% of cost of revenues for 2006 and 2005. This vendor accounted for approximately 81% and 92% of accounts payable at December 31, 2006 and 2005, respectively. The loss of this distributor could have an adverse effect on the Company’s operations.

Revenue recognition: The Company applies the provisions of Emerging Issues Task Force (“EITF) Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.” The Company’s application of EITF 99-19 includes evaluation of the terms of customer contracts relative to a number criteria that management considers in making its determination with respect to gross versus net reporting of revenue for transactions with customers. Management’s criteria for making these judgments place particular emphasis on determining the primary obligor in a transaction and which party bears general inventory risk. The Company purchases and resells hardware, software and third-party maintenance contracts. In these transactions, the Company (i) acts as principal; (ii) take title to the products; and (iii) has the risks and rewards of ownership, including the risk of loss for collection, delivery or returns (which have not been significant). For these transactions, the Company recognizes revenues based on the gross amounts due from customers.

Revenue is recognized when all of the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

Financial instruments: The carrying amounts of financial instruments held by us, which include cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to their short duration. The carrying values of notes payable and other obligations approximate fair values based upon market rates currently available to the Company. The fair values of accounts receivable from related parties and accounts payable to related parties are not practicable to estimate, due to the related party nature of the underlying transactions.

Recently issued accounting pronouncements: In February 2007, FASB issued Statement of Financial Accounting Standard (SFAS) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment to FASB Statement No. 115. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit. The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management does not expect that the adoption of this statement will have a significant immediate impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management does not expect that the adoption of this statement will have a significant immediate impact on the Company’s consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which changes the requirements for the accounting and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Accounting Principles Board Opinion No. 20, Accounting Changes previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS 154 were effective for fiscal years beginning after December 15, 2005. The adoption of this statement did not have an impact on the Company’s consolidated financial statements.

Helio Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2006 and 2005

Note 2.  Property and equipment

Property and equipment consists of the following:

	December 31,
	2006	2005
Land (owned by Lakeside)	$1,100,000	$1,100,000
Building (owned by Lakeside)	1,340,755	1,340,755
Leasehold improvements	280,844	280,844
Automobiles	178,220	128,134
Furniture and fixtures	80,561	80,561
Equipment	333,511	357,913
Computer software	94,689	94,689
	3,408,580	3,382,896
Less accumulated depreciation	(428,892)	(273,483)
	$2,979,688	$3,109,413

The amounts above include assets under capital leases with a gross carrying value of $155,475 and $105,389 at December 31, 2006 and 2005, and accumulated depreciation of $53,620 and $31,707 at December 31, 2006 and 2005, respectively.

Note 3.  Accrued expenses

Accrued expenses consist of the following:

	December 31,
	2006	2005

Commissions	$647,356	$1,037,910
Payroll taxes	50,808	55,230
Salaries and wages	293,230	650,136
Sales taxes and other	632,242	700,234
Vacation	169,733	245,187
	$1,793,369	$2,688,697

Note 4.  Notes payable and other obligations

Notes payable and other obligations are as follows:
	December 31,
	2006	2005
Note payable by Lakeside to a finance company; interest at prime rate less .125% (8.375% and 7.375% at December 31, 2006 and 2005, respectively); due in monthly payments of principal and interest of approximately $10,000; matures in 2019; collateralized by Landmark land and building	$1,527,893	$1,544,026

Note payable by Lakeside to a finance company; interest at 5.25%; due in monthly payments of principal and interest of approximately $4,800; matures in 2024; collateralized by Landmark land and building	580,693	600,572

Borrowing under $1 million line of credit; variable interest rate (10.5% and 9.5% at December 31, 2006 and 2005 respectively); expired September, 2007		250,000

Obligations under capital leases; implicit interest rates ranging from 4.95% to 5.9%; leases maturing through December 2011; collateralized by vehicles	105,323	75,861
	2,213,909	2,470,459
Less current portion	67,407	306,636
Non-current	$2,146,502	$2,163,823

Notes payable and other obligations mature over the next five years and thereafter as follows:

2007	$67,407
2008	71,606
2009	62,348
2010	55,271
2011	78,930
Thereafter	1,878,347
$2,213,909

Helio Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2006 and 2005

Note 5.  Income taxes

The provision for income tax (benefit) expense consists of the following:

	2006	2005
Current	$107,393	$524,573
Deferred	(304,423)	232,619

	$(197,030)	$757,192

The provision for income taxes differs from the amount of income tax determined by applying the applicable US Federal income tax rate to pre-tax income. The differences are primarily due to certain nondeductible expenses including meals and entertainment and officers' life insurance expenses and state taxes.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below.:

	December 31,
	2006	2005
Deferred tax assets, current
Accrued liabilities	$124,000	$315,000
Inventory	15,000	14,000
	139,000	329,000

Deferred tax liabilities, current
Deferred revenue	(377,187)	(862,610)

Net deferred tax liabilities, current	$(238,187)	$(533,610)

Deferred tax liabilities, long term
Property and Equipment, principally
due to differences in depreciation	$(110,000)	$(119,000)

Total deferred tax liabilities	$(348,187)	$(652,610)

Helio Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2006 and 2005

Note 6.  Related party transactions

A shareholder of the Company holds a substantial owneership interest in an entity that leases vehicles to the Company under operating leases expiring through July 2008. Future annual lease payments for 2007 and 2008 are $70,290 and $10,200, respectively. During the years ended December 31, 2006 and 2005, vehicle lease expense was $154,130 and $133,315, respectively.

The Company also purchases inventory from two other companies in which certain shareholders hold substantial ownership interests. During the years ended December 31, 2006 and December 31, 2005, purchases from these companies totaled $154,046 and $543,530, respectively. At December 31, 2006, the Company had accounts payable to these two companies totaling $1,431,000. At December 31, 2005, the Company had accounts payable to one of these companies totaling $139,768.

During the years ended December 31, 2006 and 2005, the Company had equipment sales of $273,142 and $200,000 respectively to a company in which a shareholder held substantial ownership interests. Accounts receivable from this company was $273,142 at December 31, 2006. At December 31, 2005, the Company had no receivables from this company.

Note 7.  Commitments

Leases

The Company leases its San Jose and Scottsdale facilities under non-cancellable operating lease agreements that have more than one year remaining. Certain leases contain options to renew. In addition, the Company is required to pay utilities, insurance, property taxes, and common area maintenance costs. Annual lease payments are as follows as of December 31, 2006:

	San Jose	Scottsdale	Total

2007	$181,975	$21,840	$203,815
2008	186,732	-	186,732
2009	192,150	-	192,150
	$560,857	$21,840	$582,697

Facility rent expense was $178,850 and $200,638 for the years ended December 31, 2006 and 2005, respectively.

401(k) Plan

The Company sponsors a 401(k) Savings Plan (the “Plan”). The Plan is a defined contribution plan for all regular employees. Participants may elect to make contributions ranging from 1% to 100% of their eligible compensation, subject to limitations based on the tax law. The Company matches employee contributions up to the first 4% contributed, and employee contributions are 100% vested when made. Contributions made by the Company vest ratably over two years. The Company’s total contribution expense for the years ended December 31, 2006 and 2005 was approximately $8,800 and $8,400, respectively.

Helio Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2006 and 2005

Note 8. Subsequent event

On August 17, 2007, the Company was acquired by Incentra Solutions, Inc., a publicly-traded company. The purchase price was approximately $10.3 million and was paid in cash ($5,000,000), shares of Incentra Solutions, Inc. common stock (6,000,000 shares) and a three-year term note ($770,000). Additionally, the purchase agreement includes an earn-out provision whereby the Company shareholders can earn up to an additional $15 million based on achieving certain levels of operating performance over the next three years.

Note 9. Restatements

The accompanying consolidated financial statements as of December 31, 2006 and 2005 and for the two years ended December 31, 2006 have been restated to reflect adjustments made to the Company’s previously issued 2006 and 2005 financial statements.The following table summarizes the impact of the restatements on balances previously reported:

As of and for the year ended December 31, 2006:

	As reported	Adjustments		As restated

Current assets	$16,988,311	$947,443	(a)	$17,935,754
Property and equipment, net	370,607	2,609,081	(b)	2,979,688
Other assets	1,076,049	(273,555)	(c)	802,494
Total assets	$18,434,967	$3,282,969		$21,717,936

Current liabilities	$15,985,082	$431,612	(d)	$16,416,694
Long-term liabilities	375,673	1,880,829	(b)	2,256,502
Non-controlling interest		676,630	(b)	676,630
Shareholders' equity	2,074,212	293,898		2,368,110
Total liabilities and shareholders' equity	$18,434,967	$3,282,969		$21,717,936

Revenue	$90,079,102	$(2,785,523)	(a)	$87,293,579
Cost of revenue	74,489,531	(1,540,565)	(a)	72,948,966
Gross margin	15,589,571	(1,244,958)		14,344,613
Expenses	15,033,907	(508,734	) (e)	14,525,173
Income (loss) from operations	555,664	(736,224)		(180,560)
Other income (expense)	80,036	(150,569	) (b)	(70,533)
Income (loss) before non-controlling interest	635,700	(886,793)		(251,093)
Non-controlling interest		309,175	(b)	309,175
Income (loss) before income taxes	635,700	(1,195,968)		(560,268)
Income tax expense (benefit)	337,393	(534,423	) (d)	(197,030)
Net income (loss)	$298,307	$(661,545)		$(363,238)

As of and for the year ended December 31, 2005:

	As reported	Adjustments			As restated

Current assets	$18,153,103	$1,881,124	(a	)	$20,034,227
Property and equipment, net	458,754	2,650,659	(b	)	3,109,413
Other assets	964,349	(297,538)	(c	)	666,811
Total assets	$19,576,206	$4,234,245			$23,810,451

Current liabilities	$17,003,578	$1,200,603	(d	)	$18,204,181
Long-term liabilities	796,723	1,513,946	(b	)	2,310,669
Non-controlling interest		564,253	(b	)	564,253
Shareholders' equity	1,775,905	955,443			2,731,348
Total liabilities and shareholders' equity	$19,576,206	$4,234,245			$23,810,451

Revenue	$104,059,298	$(3,775,900)	(a	)	$100,283,398
Cost of revenue	86,504,294	(3,490,581)	(a	)	83,013,713
Gross margin	17,555,004	(285,319)			17,269,685
Expenses	16,508,469	(1,463,111)	(e	)	15,045,358
Income from operations	1,046,535	1,177,792			2,224,327
Other income (expense)	41,353	(233,392)	(b	)	(192,039)
Income before non-controlling interest	1,087,888	944,400			2,032,288
Non-controlling interest		344,575	(b	)	344,575
Income before income taxes	1,087,888	599,825			1,687,713
Income tax expense	456,573	300,619	(d	)	757,192
Net income	$631,315	$299,206			$930,521

(a)	Adjustments primarily resulting from recording rebates received on the accrual basis and reclassifying rebates received from revenue to a reduction of cost of revenue.

(b)	Adjustments primarily resulting from the consolidation of Lakeside in accordance with FIN 46R.

(c)	Adjustments primarily resulting from the write off of intangible assets.

(d)	Adjustments primarily resulting from changes in deferred taxes due to the adjustments recorded.

(e)	Adjustments primarily resulting from reclassifying certain rebates received from a reduction in advertising expense to a reduction of cost of revenue.

Helio Solutions, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,
	2007	2006
ASSETS
Current Assets

Cash and cash equivalents	$537,250	$1,776,454
Accounts receivable net of allowance for doubtful accounts of $40,000 (2007) and $108,913 (2006)	10,448,570	14,452,163
Inventory	1,114,986	1,442,029
Prepaid expenses and other current assets	1,229,074	1,807,032

Total current assets	13,329,880	19,477,678

Property and Equipment, net (Note 2)	2,878,356	3,020,842

Other Assets

Cash surrender value of life insurance contracts	826,731	676,694
Deposits and other	74,887	93,120

Total other assets	901,618	769,814

	$17,109,854	$23,268,334

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable (including related parties of $450,000 (2007) and 0 (2006))	$9,797,252	$13,268,103
Accrued expenses (Note 3)	1,091,666	1,932,303
Current portion of notes payable and other obligations	47,117	100,317
Deferred income taxes	238,187	533,610
Deferred revenue and other	490,798	837,429

Total current liabilities	11,665,020	16,671,762

Long-term Liabilities
Deferred income taxes	110,000	119,000
Notes payable and other obligations, less current portion	2,088,820	2,090,223

Total long-term liabilities	2,198,820	2,209,223

Total liabilities	13,863,840	18,880,985

Non-Controlling Interest (Note 1)	725,635	686,850

Shareholders’ Equity:
Common Stock, $0.15 par value; 8,000,000 shares authorized; 3,860,020 shares issued and outstanding at June 30, 2007 and 2006	568,628	568,628
Retained earnings	1,951,751	3,131,871

Total shareholders’ equity	2,520,379	3,700,499

	$17,109,854	$23,268,334

  See notes to condensed consolidated financial statements.

Helio Solutions, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Revenues	$32,840,300	$45,888,539
Cost of revenue	27,295,097	38,708,694

Gross margin	5,545,203	7,179,845

Expenses:
Selling , general and administrative	5,026,355	5,108,672
Depreciation and amortization	88,020	89,152

	5,114,375	5,197,824

Income from operations	430,828	1,982,021

Other income (expense)
Interest expense, net	(69,085)	(69,570)
Loss on disposal of equipment	(22,029)
Other income	78,718	3,850
Total other expense	(12,396)	(65,720)

Income before non - controlling interest and income taxes	418,432	1,916,301

Non - controlling interest	160,352	273,674

Income before income taxes	258,080	1,642,627

Income tax expense	105,813	673,477

Net income	$152,267	$969,150

See notes to condensed consolidated financial statements.

Helio Solutions, Inc. and Subidiary
Condensed Consolidated Statements of Cash Flows
( Unaudited)

	Six Months Ended June 30,
	2007	2006

Cash Flows from operating activities
Net income	$152,267	$969,150
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Bad debt expense	40,000	3,897
Depreciation and amortization	88,020	89,152
Change in non-controlling interest	49,006	122,596
Loss on disposal of equipment	22,029
Changes in operating assets and liabilities
Accounts receivable	3,862,421	193,964
Inventory	(296,012)	(567,924)
Prepaid expenses and other	480,229	707,670
Accounts payable	(4,378,489)	(768,649)
Accrued expenses	(701,703)	(756,394)
Deferred revenue	270,840	(453,305)
Other current liabilities	105,813	673,478
Net cash (used in) provided by operating activities	(305,579)	213,635

Cash flows from investing activities
Capital expenditures	(8,135)
Deposits	(10,772)	(27,846)
Increase in cash surrender value of life insurance contracts	(116,777)	(103,582)
Net cash used in investing activities	(135,684)	(131,428)

Cash flows from financing activities
Payments on notes payable and other obligations	(77,972)	(279,918)
Dividends paid		(21,231)
Net cash used in financing activities	(77,972)	(301,149)

Decrease in cash and cash equivalents	(519,235)	(218,942)

Cash and cash equivalents at beginning of period	1,056,485	1,995,396
Cash and cash equivalents at end of period	$537,250	$1,776,454

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$72,651	$71,484
Income taxes		$140,000

See notes to condensed consolidated financial statements.

Helio Solutions, Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements
For the Six Month Periods Ended June 30, 2007 and 2006
(Unaudited)

Note 1.  Summary of Significant Accounting Policies

Company: Helio Solutions, Inc. (Helio) was incorporated on April 19, 2001 in the state of California. Helio is a San Jose, California-based reseller of computer hardware, software and services. Helio also has a sales office in Scottsdale, Arizona. In August 2007, all of Helio’s outstanding stock was acquired by a publicly-traded company.

Principles of consolidation: The consolidated financial statements of Helio include the accounts of 3000 Lakeside LLC (“Lakeside”), a variable interest entity formed in 2004, for which Helio is the primary beneficiary. These consolidated entities are collectively referred to as the “Company”. All intercompany balances and transactions have been eliminated in consolidation.

The Company consolidates Lakeside in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) (“FIN 46R”), Consolidation of Variable Interest Entities (“VIEs”), which addresses consolidation by a business enterprise of variable interest entities that either: (1) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) will hold a significant variable interest in, or have significant involvement with, an existing VIE.

Lakeside owns land and a building which it leases to Helio for approximately $22,600 per month under an 11-year lease agreement expiring in 2017 (Note 2). The land and building are collateralized by mortgage notes which have been guaranteed by Helio. All intercompany rent income and expense is eliminated upon consolidation.

Reflected in the June 30, 2007 and 2006, condensed consolidated balance sheets are Lakeside assets of approximately $2.8 million, which primarily represent land and building. Lakeside liabilities consist of mortgage notes on that property which total approximately $2.1 million at June 30, 2007 and 2006. Non-controlling interest as of and for the periods ended June 30, 2007 and 2006, represents other investors’ 100% claim to Lakeside’s net assets and net income.

Interim Financial Statements: The accompanying balance sheet as of June 30, 2007, and the statements of operations and the statements of cash flows for the six months ended June 30, 2007 and 2006, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods have been made. The results of operations for the six months ended June 30, 2007, are not necessarily indicative of operating results for the full year. These interim unaudited financial statements should be read in conjunction with the Company’s audited December 31, 2006 and 2005 consolidated financial statements, presented elsewhere within this Form 8-K/A.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liablilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates made by us include those related to fair values of acquired goodwill and intangible assets, as well as property and equipment (including assumptions and estimates used in evaluating these assets for impairment), and the establishment of an allowance of uncollectible accounts receivable.

Helio Solutions, Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements
For the Six Month Periods Ended June 30, 2007 and 2006
(Unaudited)

Note 2. Property and equipment

Property and equipment consists of the following:

	2007	2006

Land (owned by Lakeside)	$1,100,000	$1,100,000
Building (owned by Lakeside)	1,340,755	1,340,755
Leasehold improvements	280,844	280,844
Automobiles	178,220	128,134
Furniture and fixtures	38,506	80,561
Equipment	341,648	357,913
Computer software	94,689	94,689
	3,374,662	3,382,896
Less accumulated depreciation	(496,306)	(362,054)
	$2,878,356	$3,020,842

Note 3. Accrued expenses

Accrued expenses consist of the following:

	2007	2006

Commissions	$315,613	$895,027
Payroll taxes	14,518	14,645
Salaries and wages	267,714	374,625
Sales taxes and other	340,427	438,884
Vacation	153,394	209,122
	$1,091,666	$1,932,303

Note 4. Related party transactions

A shareholder of the Company holds a substantial interest in an entity that leases vehicles under operating leases. During the six months ended June 30, 2007 and 2006, rent expense recorded under these operating leases was $76,185 and $166,497, respectively.

The Company also purchases inventory from two other companies in which certain shareholders hold substantial interests. During the six month periods ended June 30, 2007, and June 30, 2006, purchases from these companies totaled $981,000 and $139,768, respectively. At June 30, 2007, the Company had accounts payable to these companies totaling $450,000. At June 30, 2006, the Company had no amounts payable to related parties.

There were no sales to related parties for the six month periods ended June 30, 2007 and June 30, 2006.

Note 5. Subsequent event

On August 17, 2007, the Company was acquired by Incentra Solutions, Inc., a publicly-traded company. The purchase price was approximately $10.3 million and was paid in cash ($5,000,000), shares of Incentra Solutions, Inc. common stock (6,000,000 shares) and a three-year term note ($770,000). Additionally, the purchase agreement includes an earn-out provision whereby the Company shareholders can earn up to an additional $15 million based on achieving certain levels of operating performance over the next three years.

ITEM 9.01(b) HEADNOTE TO PRO FORMA FINANCIAL INFORMATION

The pro forma financial information presented below reflects the acquisition of Helio Solutions, Inc., a California corporation acquired on August 17, 2007. The initial purchase price for the acquisition was approximately $10.3 million in cash and common stock. The acquisition agreement includes earn-out provisions that provide for up to $15 million in additional consideration that can be earned over the next three years based on the attainment of certain levels of financial performance. The transaction is described in more detail in our filing on Form 8-K dated August 17, 2007.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma condensed consolidated financial statements. The actual allocation of the purchase price and the resulting effect on income (loss) from operations is not expected to differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma condensed consolidated financial statements are subject to change; however, the final amounts are not expected to differ substantially.

The historical financial information on which the pro forma statements are based is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which was filed on April 2, 2007, and our Quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 7, 2007.

The accompanying pro forma condensed consolidated balance sheet as of June 30, 2007 gives effect to the acquisition as if it had been consummated on that date. The accompanying pro forma condensed consolidated statements of operations for the six months ended June 30, 2007, and the year ended December 31, 2006, give effect to the acquisition as if it had been consummated at the beginning of the periods presented.

The pro forma financial information should be read in conjunction with our historical consolidated financial statements used in the presentation of the pro forma financial information. THE PRO FORMA INFORMATION PRESENTED IS NOT NECESSARILY INDICATIVE OF THAT WHICH WOULD HAVE BEEN ATTAINED HAD THE TRANSACTION OCCURRED AT THE DATES INCLUDED IN THE PRO FORMA FINANCIAL INFORMATION.

Incentra Solutions, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheets
(Unaudited)

	Historical June 30, 2007 Incentra Solutions, Inc.	Historical June 30, 2007 Helio Solutions, Inc.	Pro Forma Adjustments	Notes	Pro Forma June 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$596,582	$537,250	$(235,340)	4	$898,492
Accounts receivable, net of allowance for doubtful accounts of $373,000	22,153,750	10,448,570			32,602,320
Other current assets	4,517,771	2,344,060			6,861,831
Total current assets	27,268,103	13,329,880	(235,340)		40,362,643

Property and equipment, net	2,866,521	2,878,356	(2,588,292)	2,4	3,156,585
Capitalized software development costs, net	966,192				966,192
Intangible assets, net	2,022,989				2,022,989
Goodwill	16,870,862		9,366,534	2	26,237,396
Other assets	338,003	901,618	(414,753)	2, 4	824,868

TOTAL ASSETS	$50,332,670	$17,109,854	$6,128,149		$73,570,673

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Current portion of notes payable, capital leases and other long-term obligations	$12,756,992	$47,117	$313,564	1, 2, 4	$13,117,673
Accounts payable	18,205,436	9,797,252	(1,128)	2, 4	28,001,560
Accrued expenses	4,680,754	1,091,666	258,668	2, 4	6,031,088
Deferred income taxes		238,187	(238,187)	2
Current portion of deferred revenue	3,566,831	490,798			4,057,629
Total current liabilities	39,210,013	11,665,020	332,917		51,207,950

Notes payable, capital leases and other long-term obligations, net of current portion	392,330	2,088,820	2,745,468	1, 2, 4	5,226,618
Deferred income taxes		110,000	(110,000)	2
Deferred revenue, net of current portion	102,244				102,244
TOTAL LIABILITIES	39,704,587	13,863,840	2,829,385		56,536,812

Series A convertible redeemable preferred stock, $.001 par value, $31,500,000 liquidation preference, 2,500,000 shares authorized, 2,466,971 shares issued and outstanding	28,544,683				28,544,683

Non-controlling Interest		725,635	(725,635)

Shareholders' deficit:
Preferred stock, nonvoting, $.001 par value, 2,500,000 shares authorized, none issued
Common stock, $.001 par value, 200,000,000 shares authorized	13,087	568,628	(562,628)	2	19,087
Additional paid-in capital	122,515,987		6,538,778	2	129,054,765
Accumulated deficit	(140,445,675)	1,951,751	(1,951,751)	2	(140,445,675)
TOTAL SHAREHOLDERS' DEFICIT	(17,916,601)	2,520,379	4,024,399		(11,371,823)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$50,332,670	$17,109,854	$6,128,149		$73,570,673

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Incentra Solutions, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)

	Historical For Year Ended December 31, 2006 Incentra Solutions, Inc.	Historical For Year Ended December 31, 2006 Helio Solutions, Inc.	Pro Forma Adjustments		Notes	Pro Forma Year Ended December 31, 2006

Revenue	$66,632,154	$87,293,579	$			$153,925,733
Cost of revenue	52,374,437	72,948,966				125,323,403
GROSS MARGIN	14,257,717	14,344,613				28,602,330

Selling, general and administrative	26,550,751	14,348,293		494,031	4	41,393,075
Depreciation and amortization	767,342	176,880		(42,737)	4	901,485
	27,318,093	14,525,173		451,294		42,294,560

OPERATING LOSS FROM CONTINUING OPERATIONS	(13,060,376)	(180,560)		(451,294)		(13,692,230)

Other income (expense)
Interest expense, net	(2,884,977)	(134,787)		(475,034)	3, 4	(3,494,798)
Loss on disposal of equipment		(8,450)				(8,450)
Loss on early extinguishment of debt	(2,956,606)					(2,956,606)
Other income	42,426	72,704				115,130
Foreign currency transaction gain	21,897					21,897
	(5,777,260)	(70,533)		(475,034)		(6,322,827)
LOSS FROM CONTINUING OPERATIONS	(18,837,636)	(251,093)		(926,328)		(20,015,057)

Non-controlling interest		309,175		(309,175)	4
Accretion of convertible redeemable preferred stock to redemption amount	(2,617,566)					(2,617,566)
Income taxes		(197,030)		197,030	5

NET LOSS FROM CONTINUING OPERATIONS BEFORE NONRECURRING CHARGES OR CREDITS DIRECTLY ATTRIBUTABLE TO THE TRANSACTION	$(21,455,202)	$(363,238)		$(814,183)		$(22,632,623)
Weighted average number of common shares outstanding - basic and diluted	13,643,447			6,000,000	6	19,643,447
Basic and diluted loss from continuing operations per share applicable to common shareholders	$(1.57)					$(1.15)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Incentra Solutions, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)

	Historical For the Six Months Ended June 30, 2007 Incentra Solutions, Inc.	Historical For the Six Months Ended June 30, 2007 Helio Solutions, Inc.	Pro Forma Adjustments		Notes	Pro Forma Six Months Ended June 30, 2007

Revenue	$55,781,631	$32,840,300	$			$88,621,931
Cost of revenue	44,055,560	27,295,097				71,350,657
GROSS MARGIN	11,726,071	5,545,203				17,271,274

Selling, general and administrative	13,852,416	5,026,355		252,284	4	19,131,055
Stock-based compensation expense	822,994					822,994
Depreciation and amortization	604,570	88,020		(21,368)	4	671,222
	15,279,980	5,114,375		230,916		20,625,271
OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	(3,553,909)	430,828		(230,916)		(3,353,997)

Other income (expense):
Interest expense, net	(1,445,393)	(69,085)		(238,013)	3, 4	(1,752,491)
Loss on disposal of equipment		(22,029)				(22,029)
Other income	(36,437)	78,718				42,281
Foreign currency transaction gain	48,957					48,957
	(1,432,873)	(12,396)		(238,013)		(1,683,282)

(LOSS) INCOME FROM CONTINUING OPERATIONS	(4,986,781)	418,432		(468,930)		(5,037,279)

Non-controlling interest		160,352		(160,352)	4	-
Accretion of convertible redeemable preferred stock to redemption amount	(1,308,784)					(1,308,784)
Income taxes		105,813		(105,813)	5

NET (LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE NONRECURRING CHARGES OR CREDITS DIRECTLY ATTRIBUTABLE TO THE TRANSACTION	$(6,295,565)	$152,267		$(202,765)		$(6,346,063)

Weighted average number of common shares outstanding - basic and diluted	13,162,751			6,000,000	6	19,162,751

Basic and diluted loss from continuing operations per share applicable to common shareholders:	$(0.48)					$(0.33)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF OPERATIONS

BALANCE SHEET AS OF JUNE 30, 2007, AND STATEMENTS OF
OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2007, AND THE
YEAR ENDED DECEMBER 31, 2006

On August 17, 2007, Incentra Solutions, Inc. (“Incentra”) acquired all of the common stock of Helio Solutions, Inc. (“Helio”). The acquisition was accounted for as a purchase. The total acquisition price was $10.3 million, subject to certain post-closing adjustments, as defined. The purchase price consisted of $5.0 million cash, six million shares of Incentra restricted common shares valued at $4,560,000 (based on an average of the closing prices of Incentra’s common stock during the seven-day periods before and after the acquisition date), and an unsecured, 8% convertible three-year promissory note for $770,000 (the “Convertible Note”). The Convertible Note is convertible into shares of Incentra common stock at $1.00 per share, at the option of the holder.

Of the $5.0 million paid in cash, $750,000 was placed into escrow to secure certain working capital and indemnification obligations of Helio, which funds are to be released one year after the closing data of the transaction.

The cash  paid at closing was funded with proceeds from a financing entered into with a third party lender in August 2007 under a new $12 million, prime plus 2.0% interest term note (the “Term Note”). In addition, investment banking fees incurred by Incentra which were directly attributable to the acquisition included cash paid to third parties of $602,500 and a five-year warrant issued to a third party to purchase 600,000 shares of Incentra’s common stock. The warrant was determined to have an estimated fair value of $333,000, which was included in the purchase price.

Note 1: This entry is recorded to reflect the proceeds received under the Term Note, of which $6.95 million was used to acquire Helio. The entry is net of a discount of approximately $1.7 million, which represents the amount allocated to the detachable warrant issued along with the Term Note.

Note 2: This entry is recorded to reflect Incentra’s acquisition of substantially all assets of Helio, and the assumption of certain liabilities. Incentra did not assume Helio’s notes payable and long-term debt, nor did it acquire any assets or assume any liabilities of Lakeside 3000, LLC, (“Lakeside,” a variable interest entity consolidated by Helio). Based on the preliminary allocation of the acquisition price to the assets acquired and liabilities assumed, the Company has recorded goodwill of approximately $9.4 million.

A preliminary allocation of the purchase price was made to major categories of assets and liabilities. The actual allocation of the purchase price and the resulting effect on income (loss) from operations may differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company's preliminary determination of the purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma condensed consolidated statements of operations are subject to change, and the final amounts may differ substantially.

Note 3: This entry is recorded to reflect interest expense under the Term Note and Convertible Note.

Note 4: This entry is recorded to reflect the elimination of Lakeside.

Note 5: This entry is recorded to reduce income tax expense (benefit) to $0 based on the pretax loss of Incentra, utilized to offset Helio income.

Note 6: This entry is recorded to reflect the pro forma, weighted average number of common shares outstanding, to include six million shares issued upon the acquisition of Helio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INCENTRA SOLUTIONS, INC.

Date: November 13, 2007	By:	/s/ Thomas P. Sweeney III
Thomas P. Sweeney III
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm